UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 12, 2009

Date of Report (Date of earliest event reported)

GTJ REIT, INC.

(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065

(State or other jurisdiction                       (Commission File Number)                                  (IRS Employer

of incorporation)	Identification No.)

444 Merrick Road

Lynbrook, NY 11563

(Address of principal executive offices) (Zip Code)

(516) 881-3535

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

       240.14d-2(b))

o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

       4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

On February 12, 2009, the Board of Directors of GTJ REIT, Inc. (the “Company”) voted to increase the size of the Board of Directors from seven members to eight members pursuant to authority granted to it under the Company’s By-Laws, and, by unanimous vote of the independent directors, appointed Mr. Joseph F. Barone to fill the newly-created directorship. Prior to appointing Mr. Barone as a director, the Board of Directors determined that Mr. Barone is an independent director, as defined by the North American Securities Administration Association guidelines and does not have any relationship with the Company which would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. Since 1991, Mr. Barone, age 74, has been President of Insurance Financial Services, Inc., a provider of a wide variety of services to the insurance industry, including expert testimony as well as capital raising efforts such as, initial public offerings, private placements and mergers and acquisitions.  Mr. Barone was formerly a member of the Board of Directors of the then extant bus companies, Green Bus Lines, Inc., Triboro Coach Corp. and Jamaica Central Railways, Inc., prior to their reorganization.  In addition, Mr. Barone has been Senior Vice President of Swiss ReServices Corporation, Managing Director of Bear, Stearns & Co. Inc. and Vice President of Salomon Brothers Inc.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer